EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 2-90488) pertaining to the Donaldson Company, Inc. Employees' Retirement Savings Plan and in the related Prospectus of our report dated January 17, 2000, with respect to the financial statements and schedules of the Donaldson Company, Inc. Employees' Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended July 31, 1999.

                                                 /s/ Ernst & Young LLP

Minneapolis, Minnesota
January 25, 2000